Exhibit 31.4

CERTIFICATIONS

I, James P. Henderson, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Whiting Petroleum Corporation and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ James P. Henderson
James P. Henderson
Executive Vice President Finance and Chief Financial Officer

Date: April 14, 2022